UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13238 East Aspen Road, Adams, Nebraska	68301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 988-4655

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Jack L. Alderman resigned from the Board of Directors of E Energy Adams, LLC (“E Energy Adams”), and from the office of Chairman of the Board effective as of April 1, 2008. The Board of Directors intends to appoint Duane Wollenburg as interim Chairman of the Board of Directors, authorizing him to perform the duties of the Chairman of the Board of E Energy Adams until a new Chairman is elected.

Item 7.01	Regulation FD Disclosure.

On April 1, 2008, we issued a press release announcing the resignation of Jack L. Alderman from the Board of Directors of E Energy Adams, LLC. The press release is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 1, 2008, Jack L. Alderman issued a letter to the members of E Energy Adams, LLC updating them on the current status of the Company, the availability of a qualified matching service for the transfer of E Energy Adams, LLC membership units and informing the members of his decision to resign from the Board of Directors. The letter is attached hereto as Exhibit 99.2.

Exhibits

Exhibit No.	Description
99.1	Press Release dated April 1, 2008.
99.2	Letter to Members of E Energy Adams, LLC from the former Chairman of E Energy Adams, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

April 2, 2008	/s/ Carl Sitzmann

Date	Carl D. Sitzmann, Chief Executive Officer